UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2017

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below in this Form 8-K, on May 22, 2017, at the annual meeting of stockholders (“Annual Meeting”) of Targa Resources Corp. (“Targa” or the “Company”), the stockholders approved the adoption of the Amended and Restated Targa Resources Corp. 2010 Stock Incentive Plan (as amended and restated effective May 22, 2017) (the “Restated 2010 Plan”). As a result, the Restated 2010 Plan became effective on May 22, 2017.

In addition to certain other administrative items that were updated within the plan, the approval of the Restated 2010 Plan resulted in the increase in the number of shares of common stock available under the plan by an additional 10,000,000 shares (for an aggregate total of 15,000,000) and an extension of the term of the Restated 2010 Plan to May 22, 2027. Other updates to the Restated 2010 Plan include a provision that generally requires a minimum vesting period of one year for 95% of the awards that may be granted pursuant to the Restated 2010 Plan, the addition of new award types such as stock appreciation rights, a clawback provision, and updates to the plan that will allow the Company to grant performance-based awards that are compliant with Section 162(m) of the Internal Revenue Code of 1986, as amended.

A copy of the Restated 2010 Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary is qualified in its entirety by the complete terms and conditions of the Restated 2010 Plan. A description of the material terms of the Restated 2010 Plan was included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 29, 2017 (the “Proxy Statement”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 22, 2017. At the Annual Meeting, the Company’s stockholders were requested to: (1) elect four Class I Directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2020 Annual Meeting of Stockholders; (2) ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017; (3) approve, on an advisory basis, the compensation of the Company’s named executive officers; (4) approve, on an advisory basis, the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers to occur every three years, every two years or every year; (5) approve the adoption of the Restated 2010 Plan; and (6) approve the issuance of the Company’s common stock upon conversion of the Company’s Series A Preferred Stock and the exercise of the Company’s outstanding warrants. The following are the final voting results on proposals considered and voted upon at the meeting, each of which is more fully described in the Proxy Statement:

1.	Each of the four Class I directors that was up for re-election was elected for a term of three years. Votes regarding the election of these directors were as follows:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
Charles R. Crisp	152,564,686	2,488,439	87,281	25,093,624
Laura C. Fulton	153,274,752	1,780,078	85,576	25,093,624
Michael A. Heim	149,555,264	5,496,385	88,757	25,093,624
James W. Whalen	149,349,638	5,703,413	87,355	25,093,624

2.	PricewaterhouseCoopers LLP was ratified as the Company’s independent registered public accounting firm for 2017. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
179,375,065	682,865	176,100

3.	The Board proposal seeking approval, on an advisory basis, of the compensation of the Company’s named executive officers was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
150,424,245	4,341,331	374,830	25,093,624

4.	The Board proposal regarding the frequency of future non-binding advisory votes to approve the compensation of the Company’s named executive officers every three years, every two years, or every year, was approved for every year. The voting results were as follows:

THREE YEARS	TWO YEARS	ONE YEAR	VOTES ABSTAINED	BROKER NON-VOTES
11,077,001	7,994,125	135,706,970	362,310	25,093,624

In light of this vote and the Company’s Board of Directors’ prior recommendation, the Company’s Board of Directors has determined that the Company will hold an annual non-binding advisory vote on executive compensation. Accordingly, the Company will request an advisory vote on executive compensation every year in its future proxy materials until the next stockholder vote on the frequency of such votes. The Company will re-evaluate this determination in connection with its next stockholder non-binding advisory vote regarding the frequency of future non-binding advisory votes on executive compensation.

5.	The Board proposal seeking approval of the Amended and Restated 2010 Stock Incentive Plan was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
114,166,336	40,549,897	424,173	25,093,624

6.	The Board proposal seeking approval of the issuance of the Company’s common stock upon conversion of the Company’s Series A Preferred Stock and the exercise of the Company’s outstanding warrants was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
150,092,038	4,675,121	373,247	25,093,624

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibits

10.1	Amended and Restated Targa Resources Corp. 2010 Stock Incentive Plan, as amended and restated effective May 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: May 23, 2017	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibits

10.1	Amended and Restated Targa Resources Corp. 2010 Stock Incentive Plan, as amended and restated effective May 22, 2017.